EXHIBIT 5

                          ARNALL GOLDEN & GREGORY, LLP
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                            2800 ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                          ATLANTA, GEORGIA 30309-3450
              TELEPHONE (404) 873-8500 - FACSIMILE (404) 873-8501


                                                                  (404) 873-8500

                                                                  (404) 873-8501


                                  July 24, 1998

CryoLife, Inc.
1655 Roberts Boulevard, N.W.
Kennesaw, Georgia  30144

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         This opinion is rendered in connection with the proposed issue and sale by CryoLife, Inc., a Florida corporation (the "Company"), of up to 175,000 shares of the Company's Common Stock, $.01 par value (the "Shares"), pursuant to the Company's 1998 Long-Term Incentive Plan (the "Plan") upon the terms and conditions set forth in the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). We have acted as counsel for the Company in connection with the issuance and sale of the Shares by the Company.

         In rendering the opinion contained herein, we have relied in part upon examination of the Company's corporate records, documents, certificates and other instruments and the examination of such questions of law as we have considered necessary or appropriate for the purpose of this opinion. Based upon the foregoing, and assuming that the purchase price of each of the Shares will exceed the par value thereof, we are of the opinion that the Shares have been duly and validly authorized and when sold in the manner contemplated by the Plan, and upon receipt by the Company of payment therefor, and upon issuance pursuant to a current prospectus in conformity with the Act, they will be legally issued, fully paid and non-assessable.


         We consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                               Sincerely,

                                               ARNALL GOLDEN & GREGORY, LLP

                                               ARNALL GOLDEN & GREGORY, LLP